Exhibit 99.1
United Fire Group, Inc. Announces Its 2024 Fourth Quarter Earnings Call
CEDAR RAPIDS, IOWA-January 29, 2025-United Fire Group, Inc. (Nasdaq: UFCS) (the "Company", "UFG", "we", or "our") announced today that its 2024 fourth quarter earnings results will be released after the market closes on Tuesday, February 11, 2025. An earnings call will be held on Wednesday, February 12, 2025 at 9:00 a.m. central time to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company's 2024 fourth quarter results.
Teleconference: Dial-in information for the call is toll-free 1-844-492-3723 (international 1-412-542-4184). Participants should request to join the United Fire Group call. The event will be archived and available for digital replay through February 19, 2025. The replay access information is toll-free 1-877-344-7529 (international 1-412-317-0088); access code no. 4765665.

Webcast: A webcast of the teleconference can be accessed at the Company's investor relations page at https://ir.ufginsurance.com/event/ or https://event.choruscall.com/mediaframe/webcast.html?webcastid=j4u0yn8Q. The archived audio webcast will be available for one year.

Transcript: A transcript of the teleconference will be available on the Company's website soon after the completion of the teleconference.
About UFG:
Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance.
The company is licensed as a property and casualty insurer in all 50 states and the District of Columbia, and is represented by approximately 1,000 independent agencies. A.M. Best Company assigns a rating of "A-" (Excellent) for members of the United Fire & Casualty Group.
For more information about UFG visit www.ufginsurance.com.

Contact: Investor Relations at IR@unitedfiregroup.com.